UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2006

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of Principal Executive Offices, Including Zip Code)

(617) 535-4766
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2006, the Iron Mountain Incorporated (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) of its Amended and Restated Certificate of Incorporation increasing the total number of shares of common stock that the Company shall have the authority to issue to 400,000,000. The increase of the total number of authorized shares of common stock of the Company was approved by a majority of our shareholders on May 25, 2006. The effective date of the Certificate of Amendment was October 16, 2006. The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On October 16, 2006, the Company issued, through private placement, $50,000,000 in aggregate principal amount of its 8% Senior Subordinated Notes due 2018 and, on October 17, 2006, the Company issued, through private placement, €30,000,000 in aggregate principal amount of its 6-3/4% Senior Subordinated Notes due 2018 (collectively, the “Notes”).  The Company intends to use the net proceeds of these transactions to pay down existing debt and for general corporate purposes.  The Notes were issued under a Senior Subordinated Indenture, dated as of December 30, 2002, by and among the Company, the Guarantors named therein and The Bank of New York Trust Company, N.A. (the “BONY Trust”), as trustee, as supplemented by the Fourth Supplemental Indenture, dated as of October 16, 2006 (the “Supplemental Indenture”), by and among the Company, the Guarantors named therein and the BONY Trust, as trustee. The Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Iron Mountain Incorporated
4.1	Fourth Supplemental Indenture, dated as of October 16, 2006, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By: /s/ Garry B. Watzke
Name: Garry B. Watzke
Title: Senior Vice President and General Counsel

Date: October 17, 2006